UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Windows and Walls Unlimited, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization

5700
(Primary Standard Industrial Classification Code Number

11-2764264
(I.R.S. Employer Identification Number)

375 County Road 39, Southampton, NY 11968, 631-287-1515
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Linda Nuszen, 375 County Road 39, Southampton, NY 11968, 631-287-1515
(Name, address, including zip code, and telephone number, including area code, of agent of service)
Copies of communications to:
Gary B. Wolff, Esq. Gary B. Wolff, P.C. 488 Madison Avenue, Suite 1100 New York, New York 10022 212-644-6446

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X  .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer .	Accelerated filer .
Non-accelerated filer .	Smaller reporting company X .
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $ .001 par value per share	2,086,300	$ .01	$20,863	$1.48

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

_________________________

1  Estimated solely  for  the  purpose  of  computing  the  amount  of the registration fee pursuant to Rule 457(a)  under the Securities Act of ’33, as amended and based upon the amount of consideration received by the issuer.  As of the date hereof, there is no established public market for the common stock being registered.  Accordingly, certain factor(s) must be considered and utilized in determining the offering price.  The factor considered and utilized herein consisted of and is based upon the issuance price of those securities issued (in February 2009) which shares of common stock were all issued at $.0025 per share and with the Company selecting $.01 per share as being the nearest full cent higher than the $.0025 price indicated.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion  __, 2010

2,086,300 SHARES

COMMON STOCK

WINDOWS & WALLS UNLIMITED, INC.

This is a resale prospectus for the resale of up to 2,086,300 shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholders, Linda Nuszen and Paul Nuszen (our officers who are husband and wife), are registering an aggregate of 990,000 shares (or approximately 47.5% of the total shares being registered). We will not receive any proceeds from the sale of any of the shares.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment. In April 2009, we sold 1,100,000 shares of our common stock in a private placement at $.0025 per share to 37 individuals. Of the 1,100,000 shares sold, 100,000 shares were sold to our outside counsel. The price per share was arbitrarily determined by our board of directors. See also “Certain Relationships and Related Transactions.”

Selling stockholders (excluding our two officers) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices. Our two officers, who are deemed to be underwriters, must offer their shares at a fixed price of $.01 per share even if our shares are quoted on the OTCBB.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2010.

PROSPECTUS SUMMARY

About Windows & Walls Unlimited, Inc.

Windows & Walls Unlimited, Inc. was incorporated under the laws of the State of New York in September 1985 and became a Delaware Corporation on April 24, 2009 when its then two stockholder/officers exchanged all of their shares in the New York corporation (on a 1 for 445,000 basis) for shares in the Delaware corporation.

We design and install draperies, blinds, shutters, slipcovers and bed ensembles. All items are supplied to us, in accordance with our client’s specifications, by independent contractors and suppliers.

During April 2009, we sold 1,100,000 shares of our common stock in a private placement at $.0025 per share to 37 individuals.  The price per share was arbitrarily determined by our Board of Directors.  Our two officers (who are husband and wife) are selling an aggregate of 990,000 shares or approximately 47.5% of the 2,086,300 shares being registered. Upon the completion of this offering, our two officers will beneficially own an aggregate of 79.1% of our outstanding common stock assuming the sale of all shares being registered. We are registering the shares for resale (although not obligated to do so by virtue of any Registration Rights Agreement or other agreement) and are subjecting ourselves to the Exchange Act of ’34 reporting requirements because we believe that being a public entity will provide us benefits in visibility and the way that we are perceived by clients, potential clients and others, as well as the possibility of providing liquidity to our shareholders.

Windows & Walls Unlimited, Inc. has limited financial resources and has not established a source of equity or debt financing although we do have two lines of credit with two separate banks ; each for $75,000

Our executive offices are located at 375 County Road 39, Southampton, NY 11968, and our telephone number is 631-287-1515. We may refer to ourselves in this document as "WW”, the “Company,” "we," or "us."

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of 20.86% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	2,086,300 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market

None. While a market maker has agreed to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”)   in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Selling stockholders (excluding our two officers) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices. Our two officers, who are deemed to be underwriters, must offer their shares at a fixed price of $.01 per share even if our shares are quoted on the OTCBB.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	December 31, 2008	December 31, 2007

Current assets	$ 127,993	$160,865

Current liabilities	$ 245,266	$188,819

Stockholders’ equity (deficit)	$ (56,257)	$49,031

Income Data:
	Year Ended December 31, 2008	Year Ended December 31, 2007

Net revenues	$1,404,221	$1,417,860
Operating expenses	$649,900	$578,964
Net loss	$(105,288)	$(55,141)
Net loss per common share - basic and diluted	$(0.01)	$(0.01)
Weighted average number of shares outstanding – basic and diluted	8,900,000	8,900,000

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock.  You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business (Replace or delete depending on their financial numbers)

1.

Our auditors’ report on our financial statements contains an explanatory paragraph emphasizing that there is significant uncertainty about our ability to continue as a going concern which may make it more difficult for us to raise capital or other financing. Absent financial resources, we will be unable to undertake programs designed to expand our business.

Our auditors’ report on our financial statements contains an explanatory paragraph emphasizing that there is significant uncertainty about our ability to continue as a going concern which may make it more difficult for us to raise capital or other financing. WW has limited financial resources and has not established a source of equity or debt financing excepting for two separate lines of credit with two banks aggregating $ $150,000 which has drawn upon for an aggregate of $100,000. In addition, WW had negative working capital at December 31, 2008 of $117,273 and $318,894 as of September 30, 2009.  Additionally, as of September 30, 2009 we had an accumulated deficit of $271,530.

If we are unable to generate additional revenue or obtain financing or if the financing we do obtain is insufficient, we will be unable to expand our operations. To date, no WW officer, director, affiliate or associate has had any preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

2.

WW is and will continue to be completely dependent on the services of our founder and president, Linda Nuszen and her husband Paul Nuszen, the loss of whose services may negatively effect our business operations, and we may need to engage and retain qualified employees and consultants to further implement our strategy.

WW’s operations and business strategy are completely dependent upon the knowledge and reputation of Linda Nuszen and Paul Nuszen, our two officers (who are husband and wife).  They are under no contractual obligation to remain employed by us.  If either of them should choose to leave us for any reason or if either of them becomes ill and is unable to work for an extended period of time before we have hired additional personnel, our operations will likely be negatively impacted.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus.   We will fail without Mr. & Mrs. Nuszen or appropriate replacement(s).

We intend to acquire key-person life insurance on the lives of both Linda Nuszen and Paul Nuszen naming us as the beneficiary when and if we obtain the resources to do so and they remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

3.

Linda Nuszen, our chief executive officer and chief financial officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Linda Nuszen has no meaningful financial reporting education or experience. She is and will be heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

4.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934 that will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

Following  the effective  date of our  registration  statement  of which  this prospectus is a part,  we will be required to file  periodic  reports with the Securities and Exchange  Commission  pursuant to the Securities  Exchange Act of 1934 and the  rules and  regulations  promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these  professionals  for such services  cannot be accurately  predicted at this time because factors such as the number and type of  transactions  that we engage in and the complexity of our reports  cannot be  determined  at this time and will have a major affect on the  amount of time to be spent by our  auditors  and  attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release 33-9072 on October 13, 2009 we will be required, beginning with our year ending December 31, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the year ending December 31, 2010. Furthermore our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities in the area of reporting requirements and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees in this area. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

5.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our two officers.

We have only two directors. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives her significant control over all corporate issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our officer’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

6.

Mrs. Nuszen, our president, has made all decisions concerning her and her husband’s compensation.

There are no employment contracts with Linda Nuszen or Paul Nuszen at this time. Nor are there any agreements for compensation in the future. Their compensation has not been fixed or based on any percentage calculations. Linda Nuszen has made all decisions determining the amount and timing of such compensation. She will continue making decisions about the timing and amount of such compensation until we have a sufficient number of directors to establish a compensation committee of the board of directors. Mrs. Nuszen’s decisions about such compensation may not be in the best interests of other shareholders.

Risks Related to Our Common Stock

7.

Shareholders may be diluted significantly through our efforts to obtain financing if necessary and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing (although we do have two separate bank lines of credit aggregating $BLANK, which we have not utilized). Wherever practical, our board of directors may attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration may consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (25,000,000) but unissued (15,000,000) common shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material.

8.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (25,000,000) but unissued (15,000,000) common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company.

9.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

10.

Currently, there is no established  public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)

any market for our shares will develop;

(ii)

the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of WW and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities.  Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution” and Risk Factor #11 below.

11.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

 Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

12.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

13.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

14.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

15.

All 2,086,300 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement, of which this prospectus is a part. A significant volume of sales of these shares over a short or concentrated period of time is likely to depress the market for and price of our shares in any market that may develop.

All 2,086,300 shares of our common stock held by 39 shareholders that are being registered in this offering may be sold subsequent to the date of this Prospectus either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

16.

The ability of our two officers to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our two officers will beneficially own an aggregate of 79.1% of our outstanding common stock assuming the sale of all shares being registered. Because of their beneficial stock ownership, our officers will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our officers may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our officers. This level of control may also have an adverse impact on the market value of our shares because our officers may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

17.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

18.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

19.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, , we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations (in our discretion) may be automatically suspended by operation of statute under Section 15(d) of the Securities Exchange Act of 1934 if we have less than 300 shareholders. We currently have less than 300 shareholders which means that after the year in which our registration statement becomes effective, we may voluntarily file periodic reports but will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more security holders and greater than $10 million in assets and are required to register our shares under Section 12 of the Exchange Act. This means that your access to information regarding our business will be limited.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

In April 2009, WW sold 1,100,000 shares of its common stock to 37 people for $2,750. Of the 1,100,000 shares, 100,000 shares were sold to our outside counsel. The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending us to friend and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

 We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders none of which are acting in concert with us or as a conduit of us. We are registering 2,086,300 of our 10,000,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At December 31, 2009, we had 39 shareholders.

Of the total outstanding shares, an aggregate of 8,900,000 shares are owned by WW’s two officers and directors, Linda Nuszen and Paul Nuszen who are husband and wife and who each own the same number of shares i.e. 4,450,000 shares each.

An additional 1,100,000 shares were issued to 37 additional shareholders at $.0025 per share for $2,750 in cash in April2009 including our counsel who purchased 100,000 shares.  These stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided.  Each of these 37 shareholders who was not an accredited investor represented that he/she had such knowledge and experience  in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser falls within this description.  All transactions were negotiated in face-to-face or telephone discussions between us and the individual purchaser, each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended.  WW has made a determination that each of these investors is a “sophisticated investor” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment.  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with us.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter. A form of that Investment Letter is filed as Exhibit 10.2 to our registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records. All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling shareholder’s beneficial ownership of shares of our common stock as of December 31, 2009 and as adjusted to give effect to the sale of the shares offered hereunder.

Selling Security Holders	Shares Owned Before Offering	Shares Being Offered	Number and Percentage of Shares To Be Owned After Offering Completed	Relationship to Windows & Walls or Affiliates
Linda Nuszen	4,450,000	495,000	3,955,000 39.55%
Paul Nuszen	4,450,000	495,000	3,955,000 39.55%
Aspel, Charlaine A.	20,000	19,900	100	Friends
Averbuch,Chanan Shlomo	20,000	19,900	100	Cousin to Paul Nuszen
Averbuch, Julia	40,000	39,900	100	Cousin to Paul Nuszen
Averbuch, Moshe	40,000	39,900	100	Cousins to Paul Nuszen
Beller, Irving	40,000	39,900	100	Father of Linda Nuszen
Beller, Philip	40,000	39,900	100	Brother of Linda Nuszen
Beller, Sylvia	40,000	39,900	100	Mother of Linda Nuszen
Biggers, Sean	20,000	19,900	100	Friends
Connolly, Warren	20,000	19,900	100	Friend
D’Ambrosio, Janet	20,000	19,900	100	Friend
D’Angelo, Eugene	40,000	39,900	100	Friend
D’Angelo, Jeanne L.	40,000	39,900	100	Friend
David, Miriam	20,000	19,900	100	Cousin of Paul Nuszen
Dinapoli, Ralph	40,000	39,900	100	Friend
Heller, Glenn	20,000	19,900	100	Friend
Inguanta, Roxanne	20,000	19,900	100	Friends
Kelly, Shawn M.	20,000	19,900	100	Cousin of Linda Nuszen
Lambertson, Jr., Richard F.	20,000	19,900	100	Friend
Lazar, Hillary B.	20,000	19,900	100	Niece of Paul Nuszen
Levine, Roberta	60,000	59,900	100	Friend
Levine, Ross	40,000	39,900	100	Friend
Lodi, Michael N.	20,000	19,900	100	Friend
Maj, Ronda	20,000	19,900	100	Sister of Linda Nuszen
Markowitz, Allan	40,000	39,900	100	Friends
Meves, Elizabeth A.	20,000	19,900	100	Friend
Meyer, Robert	20,000	19,900	100	Friend
Michalski, John W.	20,000	19,900	100	Friend
Reinhardt, Gary	20,000	19,900	100	Friend
Richardson, John A.	40,000	39,900	100	Friend
Ruocco, Julie A..	20,000	19,900	100	Friends
Simon, Larry Scott	30,000	29,900	100	Friend
Simon, Laura	30,000	29,900	100	Friend
Simon, Arthur	30,000	29,900	100	Friends
Stoll, Sandyl	20,000	19,900	100	Friends
Stoll, Gail	10,000	9,900	100	Friend
Toorhan, Patrick	20,000	19,900	100	Friend
Wolff, Gary	100,000	99,900	100	Company Counsel
Total	10,000,000	2,086,300	7,913,700

*Percentage is only indicated if greater than 1%

To the best of management’s knowledge, none of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Linda Nuszen and Paul Nuszen, our officers and directors are Selling Stockholders and are considered to be underwriters for purposes of this offering. Their current intentions are to remain with us regardless of whether they sell all or a substantial portion of their stockholdings in us.  They, nevertheless, are offering an aggregate of 11.12% of their shareholder interest (990,000 shares) out of their total holdings of 8,900,000 in this offering (9.9% of all outstanding common shares).  As officers/control persons of WW, they may not avail themselves of the provisions of Rule 144.

Selling stockholders (excluding our officers) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices.  Our officers who are deemed to be underwriters must offer their shares at the fixed price of $.01 per share even if our shares are quoted on the OTCBB.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price that shares were sold to our shareholders in our private placement in April 2009. All of our outstanding shares in our private placement were issued at $.0025 per share in April2009. Our two officers were each issued 10 shares of no par value common stock upon incorporation in New York in September 1985. Each of such persons exchanged such shares for shares in our Delaware Corporation immediately upon incorporation in Delaware on a 1 for 445,000 basis. The aforesaid private placement took place immediately subsequent to the share exchange referred to. Accordingly, in determining the offering price, we selected $.01 per share, which was the nearest full cent higher than the price per share paid by our 37 other stockholders who participated in our private placement.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed or quoted on any public exchange, a market maker has agreed to file a Rule 211 application with FINRA on our behalf to permit our shares to be quoted on the OTCBB upon the effectiveness of the registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If any application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process.  Even if our common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no WW common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity.

The number of shares of WW common stock that could be sold by our non-affiliated stockholders pursuant to Rule 144 (once we are eligible therefor) would be an aggregate of 1,100,000 shares which may be sold by our 37 other shareholders (excluding our officers who, as underwriters, may not utilize Rule 144) each commencing on or about April 2010 since the placement occurred while the Company was a non-reporting entity.

WW has agreed to register 2,086,300 shares of the 10,000,000 shares currently outstanding for sale by security holders, although not obligated to do so by virtue of any Registration Rights Agreement or other agreement.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

any contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.   Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.   Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

A summary of our operations for the years ended December 31, 2008 and 2007 is as follows:

	2008	2007

Revenues	$1,404,221	$1,417,860
Cost of goods sold	859,609	894,037
Gross profit	544,612	523,823

Operating Expenses:
Compensation	246,702	244,740
General and administrative	403,198	334,224

Total	649,900	578,964

Net Loss	$(105,288)	$(55,141)

A summary of our operations for the comparative nine months ended September 30, 2009 and September 30, 2008 is as follows.

	For the Nine Months Ended	For the Nine Months Ended
	September 30,	September 30,
	2009	2008
Revenues	$782,295	$1,214,326
Cost of goods sold	490,917	758,020
Gross profit	291,378	456,306

Operating Expenses:
Compensation	190,827	189,203
General and administrative	314,624	292,322

Total	505,451	481,526
Net Loss	$(214,073)	$(25,219)

Due to the economy going into a major downturn after the subprime fiasco, our revenue and expenses declined significantly in the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

WW will pay all costs relating to this offering estimated at $65,000.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of WW until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within six months of the date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when WW has the financial resources to do so.  A formal written arrangement exists with respect to our president’s commitment to loan funds for this purpose and, accordingly, the agreement between WW, our president and our counsel (filed as Exhibit 10.1) is binding upon all parties.

Private capital, if sought, will be sought from former business associates of our founders or private investors referred to us by those business associates. To date, we have not sought any new funding source and have not authorized any person or entity to seek out funding on our behalf although we currently do have two bank lines of credit for an aggregate of $BLANK. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible.  We believe that operations are generating sufficient cash to continue operations for the next 12 months from the date of this prospectus provided that our costs of being a public company remain equal to or below the maximum estimate provided below.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to expand our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment.  We do not have any current plans to raise funds through the sale of securities.  We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own beliefs. Issuing shares of our common stock to such persons instead of paying cash to them would increase our chances to expand our business.  Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals.  However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of WW because the shares may be issued to parties or entities committed to supporting existing management.

In April2009, WW sold 1,100,000 shares of our common stock in a private placement at $.0025 per share to 37 individuals. Of the 1,100,000 shares, 100,000 shares were sold to our outside counsel. The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

Recently Issued Accounting Pronouncements

In June 2003, the Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release No. 33-9072 on October 13, 2009. Commencing with our annual report for the year ended December 31, 2010, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

▪

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

▪

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

▪

of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

Furthermore, in the following year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”,which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”.  This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business, except that our busy months are generally from February through September.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

GENERAL

Windows & Walls Unlimited, Inc. was founded by Linda Nuszen and Paul Nuszen (our two officers) as a New York corporation in September 1985 and became a corporation under the laws of the State of Delaware on April 24, 2009.

We specialize in creating custom designed window and wall treatments as well as bed ensembles and furniture slipcovers or re-upholstry. We pride ourselves in being a “one stop” business for design and installation of custom window treatments, bedding, and upholstered furniture.

Our staff is both competent and experienced (see “Business-Employees”) and helps our customers solve decorative issues while specializing in numerous product services as described below.

As a aforesaid, we design and install our draperies, blinds, shutters, slipcovers and bed ensembles. These items are supplied to us in accordance with our clients’ specification by independent contractors and suppliers and are received as finished goods. We do not do any manufacturing.

We believe that Paul’s technical expertise and Linda’s creative eye for details is a major reason for our longevity and success.

PRODUCTS/ SERVICES

We suggest a visit to our website at www.wwunlimited.com for color presentations of various photos and designs as relates to each of the items and styles referred to in this section.

Custom Drapery

WW’s custom window treatments begin with the design process.  Our designers work with the client each step of the way to ensure that they will be completely satisfied with their functional window treatment.

Upon completion of the custom window treatment, our expert installer(s) ensure that the installation process is to our customer’s satisfaction.  Our installer(s) correspond with the interior decorator to make sure that all details are covered, to ensure that the desired look is attained.

We carry a wide variety of styles and options allowing our customers to create a custom look and to combine our many styles with a various fabric, trim, and hardware options available.

A few of our quality features for drapery and top treatments are fully lined, complete pattern matching, and Weighted hem on draperies

Fabric Shades- Roman Shades/Ballon Shades

Roman shades are flat fabric shades that draw up in neat, even folds as opposed to in poufs, giving them a tailored look suitable in all decors-traditional, contemporary, transitional, or country.  A softer version has horizontal folds across the full width of the shade to create texture and dimension even when the shade is fully lowered. Both styles can be fabricated as operating shades or as stationary valances. They look best in crisp, medium-weight fabrics.

Ballon Shades are another option for Fabric Shades.  They offer a customized look that goes with many decors.

Blinds/ Shading

Our clients can enhance their window treatments with blinds and shadings such as : Duette Honeycomb, Luminette, Silhouette, Woven Wood, Wood Blinds, Mini/ Horizontal Blinds, Vertical Blinds and Roller Shades.

Shutters

The warmth, texture and beauty of Wood Shutters can add a personal touch to a room. Whether formal or casual, wood shutters enhance the mood and décor of a room.

Wood Shutters come in a wide array of woods, colors, stains and styles. They are custom built to client specifications. Both vertical and horizontal wood louvers can be combined with raised panels or fabric frames to create a distinctive look. Shutters are fashioned from the finest hardwoods available and allow the client to control the amount of light and privacy in your room.

Motorized

Paul Nuszen, our secretary/treasurer is a certified installer of SOMFY, BTX & SOLAR SHADING motorized window treatments. We customize state-of-the-art motor and control systems to solve engineering problems within the interior window covering industry.  Whether it’s motorized blinds, draperies or shades that our clients are interested in, our engineering, sophistication, and application design savvy enables our client to open and close all of the motorized window coverings on a multi-story building at the touch of a single button. We can integrate these systems with the client’s home security, HVAC, computer, lighting and telephone systems to provide for complete home or building automation.

Slip Covers

Slipcovers are an alternative to reupholstering. They are a way to cover old or worn out furniture that might otherwise be thrown out.  They also offer a way to cover expensive pieces of furniture so that they remain protected.  Slipcovers are washable, which keeps them clean. Another convenience slipcovers provide is that furniture never has to leave the house to be recovered so there is no inconvenience of removing furniture.

Reupholstry

Reupholstering is a way to save those pieces of furniture that cannot be replaced. Most furniture that gets reupholstered are high quality pieces of value (monetary or sentimental). Pieces that are reupholstered look as good as new and we offer countless choices of fabric for these purposes.

Bed Ensembles

We offer a wide variety of bed ensembles as well as upholstered headboards and pillow shams (but with the various styles and choices available pictured on our website and available for viewing in our showrooms).

Hardware

We offer a wide variety of drapery rods and hardware lines that lets the client choose accessories to give the decor a personal, custom design.

Installation

We utilize the services of independent professional installer(s). Once window treaments are chosen and purchased our independent installer(s) make sure that installation is properly accomplished.

The installation starts with rod placement so that the installer can begin hanging the sheers. The installer can then begin adding the draperies and placing them in the correct positions. The next step involves the valance and any final last minute touches so that the finished window treatment is hung just the way the customer and designer envisioned it.

Glossary

This glossary is included solely as a reading aide to help those not entirely familiar with the language of the trade to have a better understanding of this industry.

Austrian Shade- A fabric that pulls up on vertical cords into swags and appears ruched in soft gathers when lowered.

Balloon Shade- A fabric shade that pulls up on vertical cords into a puff of material and falls straight when lowered.

Bay Window- A window or series of windows with at least three sides that project from the exterior wall of a house.

Bishop Sleeve- A deeply curved, goblet-like shape created when curtain panels are pulled back, often with special hardware.

Bow Window- A semicircular bay window.

Box Pleat- A tailored, symmetrical pleat made by folding the material to the back on either side of the pleat to create a “box,” which is stitched and pressed flat.

Buckram- A coarse cotton or linen used as stiffening for valances and tiebacks.

Café Curtains- Short curtains that hang on the lower half of a window and are usually kept closed; the top part of the window is often finished with a valance or another pair of short curtains to create a tiered effect.

Casement Window- A hinged window that opens either in or out, like a door, operated by a crank mechanism or by hand.

Clerestory- A window in a gable or in an outside wall of a room or building that rises above an adjoining roof.

Cornice- A decorative board, often molded or painted, that is attached to the top of a window to create an architectural finish.  It can be used with or without a curtain.

Double-hung Sash Window- A design invented in seventeenth-century Holland comprising two panels that slide up and down in vertical grooves with the aid of cords or chains concealed in the window jamb.

Dormer Window- A window that is set under a sloping roof.

Finial- The fixture at the ends of a curtain rod, either attached to it or added as decoration.

French Door- A casement window that extends from the ceiling to the floor and features glass panes that run it’s entire height. It is also called a French window.

Holdback- A decorative wood, metal, porcelain, or glass ornament attached to the woodwork on each side of the window, used for holding curtains back when they are pulled open.

Interlining- Soft material sewn between a curtain panel and the lining to add weight to the panel and give it a more substantial hang.

Lambrequin- A stiff, shaped valance that extends down the sides of a window, sometimes to the floor, and forms a theatrical frame around the windows.

Mullion- A vertical strip of wood dividing the panes of glass in a window.

Palladian Window- A window with three openings, the central one arched and taller and wider than the others.

Pinch Pleats- A popular finish for curtain headings consisting of symmetrical, stitched-down triple pleats, separated by flat areas. Also called French pleats.

Return- The part of a curtain or valance that wraps around the sides of the window.

Roller Shade- A simple cylinder containing a spring mechanism, around which the shade coils when raised up by means of a pull cord.

Roman Shade- A fabric shade with narrow horizontal rods at the back so that the shade forms a series of softly tailored, nearly flat folds when it is raised.

Spring-Tension Rod- A rod, usually adjustable, that fits inside the window frame and operates with an internal spring butting up against the window jamb on each side.  Often used for café curtains and sheer treatments that hang close to the window panes.

Swag- A piece of fabric elegantly hung between two fixed points at the top of the window and draping down in the center.

Tail- A piece of fabric that cascades from the end of a swag.

Tieback- A sash, tasseled cord, or separate length of straight, decorated, or shaped fabric that holds back a curtain panel.

Undercurtain- In a treatment incorporating at least two layers, it is the curtain closest to the windows.

Valance- A finishing touch that runs across the top of the window. It can be either a short drape of fabric or a facing of wood or metal.  The English often refer to a fabric valance as a pelmet.

Venetian Blind- The classic design of wooden slats joined by tapes and manipulated by cords, which dates at least as far back as ancient Egypt and has been improved upon slightly in modern times by the development of lightweight aluminum and plastic slats.

Litigation

We maintain liability insurance of $1,300,000 but have had no material litigation against us.

Advertising

We do the vast majority of our work in the Suffolk County area with emphasis upon the eastern end of Long Island. Most of our work is referred to us by other customers and word-of-mouth. We do advertising on our website at www.wwunlimted.com.

Suppliers

The various components that comprise the final product are ordered from various independent suppliers such as Tentina Window Fashions, Hunter Douglas window treatments and Jo-Vin Custom Drapery workroom. Payment is made by credit card: net 30 days.

Management considers its relationship with its suppliers to be very good but if necessary one or more of such suppliers can be replaced without any extended business interruption.

Customers

As heretofore indicated the vast majority of our customers our located in the eastern end of Long Island and consist of numerous homeowners. During 2008 we had approximately 1000 customers, while in 2007 we had approximately 800 customers.  Payment is made by 50% down and balance after installation with most payments being made by credit card.

Competition

Other businesses that provide a similar service including such local companies as Wainscott Windows & Walls in Wainscott, New York and The Shade Shop in Miller Place, New York. Many of our competitors have substantially more financial and other resources, significantly greater number of employees and greater name recognition than we do. We cannot provide any assurances that our approach to customer service will be successful given the disparity in resources in comparison to some of our competitors. We hope to compete on the basis of price and quality as well as timely delivery, however there can be no assurance that we can be successful in these efforts.

Intellectual Property

We have no patents or trademarks.

Employees

At December 31, 2009, we had 5 fulltime employees, including our two officers and directors. Our other fulltime employees may be classified as follows: one office manager, two design (interior decorator) and production consultants. Additionally, we utilize the services of independent contractor(s) for installation purposes.

Paul Nuszen has technical expertise and is a certified installer of certain motorized window treatments while Linda Nuszen is directly involved in the creative area of our operations as well as retail sales.

Property

Our office and mailing address is 375 Country Road 39, Southhampton, NY 11968 and consists of approximately 600 sq ft. primarily devoted to showroom facilities.  The landlord is the Company’s President’s father and the charges thereunder are the same as that which would be charged to an unaffiliated 3rd party.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Linda Nuszen	50	President and Chairman of the Board of Directors
Paul Nuszen	61	Secretary/Treasurer and Director

Linda Nuszen – Co-founded us in 1985 and has been continuously employed by us in the positions indicated above on a fulltime basis for the past 23 years

Paul Nuszen– Co-founded us in 1985 and has been continuously employed by us in the positions indicated above on a fulltime basis for the past 23 years.

Our common stock is not listed on a national securities exchange and, therefore, we are not subject to any corporate governance requirements regarding independence of board or committee members. However, we have chosen the definition of independence contained in the NASDAQ Marketplace Rules. Under NASDAQ Marketplace Rule 4200(a)(15), a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not have any director independence requirements.

No member of management is or will be required by us to work on a full time basis, although our Officers currently devote fulltime to us. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only two officers and two directors (the same persons) and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  Both directors’ terms of office expire on December 31, 2009. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

As long as we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the WW board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.  See “Executive Compensation” hereinafter.

All directors will be reimbursed by WW for any expenses incurred in attending directors' meetings provided that WW has the resources to pay these fees.  WW will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Summary Compensation Table

The following table shows, for the years ended December 31, 2008 and 2007, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total
Linda Nuszen	2008	53,168	-	-	53,168

Paul Nuszen	2007	54,569	-	-	54,569
	2008	35,030	-	-	35,030
	2007	39,015	-	-	39,015

There are no employment contracts with our officers at this time; nor are there any agreements for compensation in the future. Our officers compensation has not been fixed or based on any percentage calculations. They (particularly our president) have made all decisions determining the amount and timing of their compensation and have received the level of compensation each month that permitted us to meet our obligations. Their compensation amounts will be more formalized if and when their annual compensation reaches $100,000.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards.

PRINCIPAL SHAREHOLDERS

As of December 31, 2009, we had 10,000,000 shares of common stock outstanding which are held by 39 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of December 31, 2009; of all directors and executive officers of WW  and of our directors and officers as a group.

Name and Address of Beneficial Owner (a)	Number of Shares Beneficially Owned (b)	Percent of Class
Linda Nuszen	4,450,000	44.50%
Paul Nuszen	4,450,000	44.50%

Officers and Directors as a group ( 2 members)	8,900,000(c)	89.00%
(a) The address for each person is 375 County Road 39, Southampton, NY 11968

(b) Unless otherwise indicated, WW believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c) SEC Release 33-4819 states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  The number of shares indicated as being owned by all officers and directors takes this into account.  Nevertheless, both Linda Nuszen and her spouse Paul Nuszen disclaim any beneficial interest in or control over any of those shares owned by the other, other than that which may be attributed to each of them by operation of law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of WW is Linda Nuszen, our chief executive officer.

WW has entered into an agreement regarding our president lending funds to us if necessary (Exhibit 10.1).  No amounts were outstanding under this agreement as of December 31, 2009. A summary of Exhibit 10.1 may be found in the “Management’s Discussion and Analysis of Financial Condition or Results of Operation” section of this prospectus.  Exhibit 10.1 is filed as part of our registration statement of which this prospectus is a part.

Upon incorporation in New York in September 1985 Paul Nuszen and Linda Nuszen were each issued 10 shares of no par value common stock. Upon incorporation in Delaware in April 2009 they each exchanged their 10 shares for 4,450,000 shares in the Delaware corporation on a 1 for 445,000 share basis.

In April 2009, we sold 1,100,000 shares of our common stock in a private placement at $.0025 per share to 37 individuals. Of the 1,100,000 shares sold in April 2009, 100,000 shares were sold to our outside counsel.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated in the state of New York in September 1985 and became a corporation under the laws of the State of Delaware on April 24, 2009. WW is authorized to issue 25,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

WW’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 25,000,000 shares of common stock.  There are 10,000,000 shares of our common stock issued and outstanding at December 31, 2009 that are held by 39 shareholders.  The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution subsection entitled Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters-General

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder.  An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities.  This prohibition does not apply if:

•

the transaction is approved by the board of directors before the time the interested stockholder attained that status;

•

upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or

•

at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares.  However, we have not opted out of this provision.  This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights. Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390).  This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange.  This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•

listed on a national securities exchange,

•

included in the national market system by the National Association of Securities Dealers, or

•

held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the Articles of Incorporation (our Certificate of Incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

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the articles of incorporation, and all amendments thereto,

•

bylaws and all amendments thereto; and

•

a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors.  In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Corporation, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

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on any market that might develop;

•

in transactions other than market transactions;

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by pledge to secure debts or other obligations;

•

1purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above

Selling stockholders, each of whom shall be considered an underwriter for purposes of this offering, must offer their respective shares at a fixed price of $.001 per share for the duration of this offering even if our shares are quoted on the OTCBB. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

_____________________

1If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in WW to a broker-dealer as principal and the broker-dealer is acting as underwriter, WW will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.  Additionally to the extent that any successor(s) to the named selling stockholder wish to sell under this prospectus, we must file a post effective amendment identifying such successors as selling stockholders.  Accordingly, a post effective amendment will be filed under these circumstances.

The selling stockholders (except for our president who is considered to be an underwriter) may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

a.

adequate current public information with respect to the issuer must be available;

b.

restricted securities must meet a six month holding period if purchased from a reporting company or one year if purchased (as is the case herein) from a non-reporting entity, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer.  Because our selling security holders paid the full purchase price for the shares of our common stock covered by our registration statement in April 2009 the shares of our common stock covered by this registration statement will have met the 12 month holding period as of April 2010.

c.

sales of restricted or other securities sold for the account of an affiliate during any three month period, cannot exceed the greater of  1% of the securities of the class outstanding as shown by the most recent statement of the issuer;  (There is no 1% limitation applied to non-affiliate sales).

d.

the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees;

e.

if the amount of securities to be sold pursuant to Rule 144 during any three month period by an affiliate exceeds 5,000 shares/units or has an aggregate sale price in excess of $50,000  the selling security holder (if an affiliate) must file a notice in Form 144 with the Commission.

The current information requirement listed in (a) above, the volume limitations listed in (c) above, the requirement for sale pursuant to broker's transactions listed in (d) above, and the Form 144 notice filing requirement listed in (e) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least six months has elapsed from the date the securities were acquired from the issuer or from an affiliate if purchased from a reporting Issuer or 12 months (as is the case herein) if purchased from a non-reporting Company. These requirements will cease to apply to sales by the selling security holders of the shares of our common stock covered by this registration statement in February 2010 (except for our Officers who, as underwriters, may not utilize Rule 144).

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and or promoters of WW who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder shall be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)  date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act (excepting as relates to WW’s two Officers) or

b)  date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred).   As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily.  The only requirement for ongoing inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

 Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of WW shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide WW with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 488 Madison Avenue, Suite 1100, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 100,000 shares of our common stock. Mr. Wolff is a Selling Shareholder.

EXPERTS

The financial statements of Windows & Walls Unlimited, Inc. as of December 31, 2008 and 2007 and for the years then ended, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended September 30, 2009 and 2008 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, WW became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov." You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Windows & Walls Unlimited, Inc.

375 Country Road 39

Southhampton, NY 11968

631-287-1515

WINDOWS & WALLS UNLIMITED, INC.

December 31, 2008 and 2007

INDEX TO FINANCIAL STATEMENTS

Contents           Page(s)

Report of Independent Registered Public Accounting Firm

F-2

Balance Sheets at December 31, 2008 and 2007

F-3

Statements of Operations for the Years Ended December 31, 2008 and 2007

F-4

Statement of Stockholders’ Deficit

F-5

Statements of Cash Flows for the Years Ended December 31, 2008 and 2007

F-6

Notes to the Financial Statements

 F-7

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Windows & Walls Unlimited, Inc.

Southampton, New York

We have audited the accompanying balance sheets of Windows & Walls Unlimited, Inc. as of December 31, 2008 and 2007 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Windows & Walls Unlimited, Inc. as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

January 15, 2010

WINDOWS AND WALLS UNLIMITED, INC.

Balance Sheets

	December 31,	December 31,
	2008	2007
ASSETS
Current Assets
Cash	$98,576	$80,198
Accounts receivable, net of allowance of $0 and $111,643, respectively	-	51,250
Due from stockholder	27,997	27,997
Prepaid expenses	1,420	1,420

Total current assets	127,993	160,865

Property and equipment, net of accumulated depreciation of $58,748 and $40,744, respectively	57,587	74,497
Deposits	3,429	2,488

TOTAL ASSETS	$189,009	$237,850

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$49,816	$28,601
Accrued expenses	95,006	58,364
Customer deposits	100,444	101,854
Total current liabilities	245,266	188,819

Stockholders' Equity (Deficit)
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock: $0.001 par value; 25,000,000 shares authorized; 8,900,000 shares issued and outstanding	8,900	8,900
Additional paid-in capital	(7,700)	(7,700)
Retained earnings (deficit)	(57,457)	47,831
Total stockholders’ equity (deficit)	(56,257)	49,031

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$189,009	$237,850

See accompanying notes to the financial statements.

WINDOWS AND WALLS UNLIMITED, INC.

Statements of Operations

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2008	2007
Sales	$1,404,221	$1,417,860
Cost of goods sold	859,609	894,037
Gross profit	544,612	523,823

Operating Expenses:
Compensation	246,702	244,740
Selling, general and administrative	403,198	334,224

Total operating expenses	649,900	578,964

Loss before income taxes	(105,288)	(55,141)

Provision for income taxes	-	-

Net loss	$(105,288)	$(55,141)

Net loss per common share - basic and diluted	$(0.01)	$(0.01)

Weighted average number of common shares outstanding – basic and diluted	8,900,000	8,900,000

See accompanying notes to the financial statements.

WINDOWS AND WALLS UNLIMITED, INC.

Statement of Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2008 and 2007

	Common Shares	Amount	Additional Paid-in Capital	Retained Earnings (Deficit)	Total
Balance, January 1, 2007	8,900,000	$ 8,900	$ (7,700)	$ 102,972	$ 104,172

Net loss				(55,141)	(55,141)

Balance, December 31, 2007	8,900,000	8,900	(7,700)	47,831	49,031

Net loss				(105,288)	(105,288)

Balance, December 31, 2008	8,900,000	$ 8,900	$ (7,700)	$ (57,457)	$ (56,257)

See accompanying notes to the financial statements.

WINDOWS AND WALLS UNLIMITED, INC.

Statements of Cash Flows

		For the Year Ended	For the Year Ended
		December 31,	December 31,
		2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(105,288)	$(55,141)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation		18,004	18,149
Changes in operating assets and liabilities:
Accounts receivable		51,250	77,145
Inventory		-	89
Deposits		(941)	(1,408)
Accounts payable		21,215	(4,980)
Accrued expenses		36,642	29,783
Customer deposits		(1,410)	80,171
Net Cash Provided by Operating Activities		19,472	143,808

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment		(1,094)	(2,655)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to officer/stockholder		-	(215,413)

Net Cash Provided by (Used in) Financing Activities		-	(215,413)

NET CHANGE IN CASH		18,378	(74,260)

CASH AT BEGINNING OF YEAR		80,198	154,458
CASH AT END OF YEAR		$98,576	$80,198

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid		$-	$-
Taxes paid		$293	$960

NON-CASH FINANCING AND INVESTING
Receivables purchased for debt	$		$-

See accompanying notes to the financial statements.

WINDOWS AND WALLS UNLIMITED, INC.

December 31, 2008 and 2007

Notes to the Financial Statements

NOTE 1 – ORGANIZATION AND OPERATIONS

Windows and Walls Unlimited, Inc. (“Windows” or the “Company”) was incorporated under the laws of the State of New York in September 1985 and became a Delaware Corporation on April 24, 2009 when its then two stockholder/officers exchanged all of their shares in the New York corporation (on a 1 for 445,000 basis) for shares in the Delaware corporation.

The Company designs and installs draperies, blinds, shutters, slipcovers and bed ensembles. All items are supplied to the Company, in accordance with the client’s specifications, by independent contractors and suppliers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts receivable

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any.

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company does not have any off-balance-sheet credit exposure to its customers.

Property and equipment

Property and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of property, plant and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from five (5) years to seven (7) years.  Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of income and comprehensive Income.  Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Impairment of long-lived assets

The Company follows Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) for its long-lived assets. The Company’s long-lived assets, which include property and equipment, and deposits are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets as of December 31, 2008 or 2007.

Customer deposits

Customer deposits primarily represent amounts received from customers for future delivery of products, all of which were fully or partially refundable depending upon the terms and conditions of the sales agreements.

Fair value of financial instruments

The Company follows Statement of Financial Accounting Standards No. 107 “Disclosures about fair value of Financial Instruments” (“SFAS No. 107”) for disclosures about fair value of its financial instruments and has adopted Financial Accounting Standards Board (“FASB”) No. 157 “Fair Value Measurements” (“SFAS No. 157”) to measure the fair value of its financial instruments.  SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, SFAS No. 157 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by SFAS No. 157 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

As defined by SFAS No. 107, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.  The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses and customer deposits, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2008 or 2007, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the interim period then ended.

Revenue Recognition

The Company follows the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition” (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of income and comprehensive income in the period that includes the enactment date.

The Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No.109” (“FIN 48”).  FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of FIN 48.

Net Loss Per Common Share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128.  "Earnings per Share" ("SFAS No. 128").  Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of December 31, 2008 or 2007.

Recently Issued Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-9072 on October 13, 2009.  Under the provisions of Section 404 of the Sarbanes-Oxley Act, public companies and their independent auditors are each required to report to the public on the effectiveness of a company’s internal controls.  The smallest public companies with a public float below $75 million have been given extra time to design, implement and document these internal controls before their auditors are required to attest to the effectiveness of these controls.  This extension of time will expire beginning with the annual reports of companies with fiscal years ending on or after June 15, 2010.  Commencing with its annual report for the fiscal year ending June 30, 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this Update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”,which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”.  This Update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash”, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification”, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1.

A subsidiary or group of assets that is a business or nonprofit activity

2.

A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

3.

An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.

Sales of in substance real estate.  Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

2.

Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - DUE FROM OFFICER

During the year ended December 31, 2007 the Company advanced $27,997 to an officer. All advances to the officer are payable on demand and bear no interest.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment, stated at cost, less accumulated depreciation at December 31, 2008 and 2007 consisted of the following:

	Estimated Useful Life (Years)	December 31, 2008	December 31, 2007
Leasehold improvements	20	$63	$63
Furniture and fixtures	7	67,811	66,896
Vehicles	5	35,193	35,193
Office equipment	5	13,268	13,089

		116,335	115,241
Less accumulated depreciation		(58,748)	(40,744)

		$57,587	$74,497

(i)

Depreciation and amortization expense

Depreciation and amortization expense for the year ended December 31, 2008 and 2007 was $18,004 and $18,149, respectively.

NOTE 4 - STOCKHOLDERS’ EQUITY (DEFICIT)

Windows and Walls Unlimited, Inc. (“Windows” or the “Company”) was incorporated under the laws of the State of New York in September 1985 and became a Delaware Corporation on April 24, 2009 when its then two stockholder/officers exchanged all of their shares in the New York corporation (on a 1 for 445,000 basis) for shares in the Delaware corporation or 8,900,000 shares of common valued at their original basis of $1,200.

NOTE 5 – INCOME TAXES

At December 31, 2008, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $105,288 that may be offset against future taxable income through 2028. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $35,798 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $17,050 and $18,748 for the year ended December 31, 2008 and 2007, respectively.

Components of deferred tax assets at December 31, 2008 and 2007 are as follows:

	December 31, 2008	December 31, 2007
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$35,798	$18,748
Less valuation allowance	(35,798)	(18,748)

Deferred tax assets, net of valuation allowance	$-	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007

Federal statutory income tax rate	34.0%	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%	(34.0)%

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date of December 31, 2008 through January 15, 2010, the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

In February 2009, the Company sold 1,100,000 shares of common stock to 37 shareholders at $.0025 per share for $2,750 in cash.

WINDOWS AND WALLS UNLIMITED, INC.

Balance Sheets

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current Assets
Cash	$50,763	$98,576
Due from stockholder	-	27,997
Prepaid expenses	-	1,420
Total current assets	50,763	127,993

Property and equipment, net of accumulated depreciation of $72,575 and $58,748	44,953	57,587
Deposits	3,611	3,429

TOTAL ASSETS	$99,327	$189,009

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$88,258	$49,816
Accrued expenses	115,531	95,006
Customer deposits	100,444	100,444
Line of credit	65,424	-
Total current liabilities	369,657	245,266

Stockholders' Deficit
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock: $0.001 par value; 25,000,000 shares authorized; 8,900,000 shares issued and outstanding	8,900	8,900
Additional paid-in capital	(7,700)	(7,700)
Accumulated deficit	(271,530)	(57,457)
Total stockholders’ deficit	(270,330)	(56,257)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$99,327	$189,009
See accompanying notes to the financial statements.

WINDOWS AND WALLS UNLIMITED, INC.

Statements of Operations

	For the Nine Months Ended	For the Nine Months Ended
	September 30,	September 30,
	2009	2008
Sales	$782,295	$1,214,326
Cost of goods sold	490,917	758,020
Gross profit	291,378	456,306

Operating Expenses:
Compensation	190,827	189,203
Selling, general and administrative	314,624	292,322

Total operating expenses	505,451	481,526

Loss before income taxes	(214,073)	(25,219)

Provision for income taxes	-	-

Net loss	$(214,073)	$(25,219)

Net loss per common share - basic and diluted	$(0.02)	$(0.00)

Weighted average number of common shares outstanding – basic and diluted	8,900,000	8,900,000

See accompanying notes to the financial statements.

WINDOWS AND WALLS UNLIMITED, INC.

Statements of Cash Flows

	For the Nine Months Ended	For the Nine Months Ended
	September 30,	September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(214,073)	$(25,219)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	13,797	13,505
Changes in operating assets and liabilities:
Accounts receivable	-	31,175
Inventory	-	89
Prepaid expenses	1,420	-
Deposits	(182)	(941)
Accounts payable	38,442	16,380
Accrued expenses	20,525	27,965
Net Cash Provided by (Used in) Operating Activities	(140,071)	62,954

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,163)	(1,094)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to officer/stockholder	27,997	-
Receipt from line of credit	65,424
Net Cash Provided by Financing Activities	93,421	-

NET CHANGE IN CASH	(47,813)	61,860

CASH AT BEGINNING OF PERIOD	98,576	80,198
CASH AT END OF PERIOD	$50,763	$142,058

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$-	$-
Taxes paid	$2,372	$293

See accompanying notes to the financial statements.

WINDOWS AND WALLS UNLIMITED, INC.

September 30, 2009 and 2008

Notes to the Financial Statements

(Unaudited)

NOTE 1 – ORGANIZATION AND OPERATIONS

Windows and Walls Unlimited, Inc. (“Windows” or the “Company”) was incorporated under the laws of the State of New York in September 1985 and became a Delaware Corporation on April 24, 2009 when its then two stockholder/officers exchanged all of their shares in the New York corporation (on a 1 for 445,000 basis) for shares in the Delaware corporation.

The Company designs and installs draperies, blinds, shutters, slipcovers and bed ensembles. All items are supplied to the Company, in accordance with the client’s specifications, by independent contractors and suppliers.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10 and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Accounts receivable

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any.

Outstanding account balances are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company does not have any off-balance-sheet credit exposure to its customers.

Property and equipment

Property and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of property, plant and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from five (5) years to seven (7) years.  Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of income and comprehensive Income.  Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets.  The Company’s long-lived assets, which include property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.  The Company determined that there were no impairments of long-lived assets as of September 30, 2009 or 2008.

Customer deposits

Customer deposits primarily represent amounts received from customers for future delivery of products, all of which were fully or partially refundable depending upon the terms and conditions of the sales agreements.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued expenses and customer deposits, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2009 or 2008, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the interim period ended September 30, 2009 or 2008.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.   The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.

Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net loss per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of September 30, 2009 or 2008.

Recently issued accounting standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-9072 on October 13, 2009. Commencing with its annual report for the year ending December 31, 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”,which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”.  This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash”, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification”, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1.

A subsidiary or group of assets that is a business or nonprofit activity

2.

A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

3.

An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.

Sales of in substance real estate.  Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

2.

Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company had an accumulated deficit of $271,530 at September 30, 2009, with a net loss from operations of $214,073 and net cash used in operating activities of $140,071 for the interim period ended September 30, 2009.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 - STOCKHOLDERS’ DEFICIT

Windows and Walls Unlimited, Inc.(“Windows” or the “Company”) was incorporated under the laws of the State of New York in September 1985 and became a Delaware Corporation on April 24, 2009 when its then two stockholder/officers exchanged all of their shares in the New York corporation (on a 1 for 445,000 basis) for shares in the Delaware corporation or 8,900,000 shares of common valued at their original basis of $1,200.

In February 2009, the Company sold 1,100,000 shares of common stock to 37 shareholders at $.0025 per share for $2,750 in cash.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date of September 30, 2009 through January 15, 2010, the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ______, 20010 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,086,300 Shares

Windows & Walls Unlimited, Inc.

Common Stock

PROSPECTUS

__ , 20010

TABLE OF CONTENTS

Contents

SUMMARY FINANCIAL DATA

4

RISK FACTORS

4

USE OF PROCEEDS

10

SELLING STOCKHOLDERS

10

DETERMINATION OF OFFERING PRICE

12

DIVIDEND POLICY

12

MARKET FOR SECURITIES

12

NOTE REGARDING FORWARD-LOOKING STATEMENTS

13

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

13

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

21

PRINCIPAL SHAREHOLDERS

22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

23

DESCRIPTION OF CAPITAL STOCK

23

PLAN OF DISTRIBUTION

26

LEGAL MATTERS

30

EXPERTS

30

UNAUDITED INTERIM STATEMENTS

30

WHERE YOU CAN FIND MORE INFORMATION

30

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$1.48
NASD Filing Fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	50,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	2,398.52

Total	$65,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation at Article XIII thereof providing for indemnification of its officers and directors as follows.

The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S1, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

Upon incorporation in New York in September 1985 Paul Nuszen and Linda Nuszen were each issued 10 shares of no par value common stock. Upon incorporation in Delaware in April 2009 they each exchanged their 10 shares for 4,450,000 shares in the Delaware corporation on a 1 for 450,000 share basis.

In April 2009, an additional 1,100,000 shares were issued to 37 additional shareholders at $.0025 per share for $2,750 in cash.    These stockholders had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant’s documents and records in order to verify the information provided.   Each of these 37 shareholders who was not an accredited investor represented that he had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment, and the Issuer had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual purchaser  and met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. WW has made a determination that each of such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment.  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with us.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he or she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently.  Each investor signed the same form of Investment Letter.  A form of that Investment Letter is filed as Exhibit 10.2 to this registration statement.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended.

ITEM 16

EXHIBITS

3.1	Articles of Incorporation
3.2	By-Laws

5.1	Opinion of Gary B. Wolff, P.C.
10.1	Agreement between Windows & Walls Unlimited, Inc., its president and its counsel
10.2	Form of Investment Letter
23.1	Consent of Li & Company, PC
23.2	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17

UNDERTAKINGS

We hereby undertake to :

1.

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchase:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Southhampton, State of New York on the 19th day of January, 2010

Windows & Walls Unlimited, Inc.

/s/ Linda Nuszen
President and Chairman of the Board and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date
/s/ Linda Nuszen	President and Chairman of the Board, and Principal Executive Officer	January 19, 2010
By: Linda Nuszen

/s/ Paul Nuszen	Secretary/Treasurer and a Director Principal Financial Officer and Principal Accounting Officer	January 19, 2010
By: Paul Nuszen

II-4